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                               SUBLEASE
                               --------

            THIS SUBLEASE (the "Sublease") is effective as of July 19, 1995 (the "Effective Date"), between General American Life Insurance Company, a Missouri corporation ("Sublessor"), and General American Investment Management Company ("GAIMCO"), a Missouri corporation ("Sublessee").

                               RECITALS
                               --------

            A. Pursuant to certain leases (individually a "Master Lease" and collectively the "Master Leases"), various landlords (each a "Master Lessor" and collectively the "Master Lessors") leased to Sublessor certain spaces (each a "Master Lease Space" and collectively the "Master Lease Spaces").

            B. Sublessee desires to sublease from Sublessor, and Sublessor desires to sublet to Sublessee certain spaces (each a "Space" and collectively the "Spaces") which constitute the Master Lease Spaces. The Spaces are described on Exhibit A attached hereto.
                        ---------

            IN CONSIDERATION OF THE ABOVE, Sublessor and Sublessee agree as follows:

            1.    Demise.  Sublessor hereby subleases and demises to
                  ------
Sublessee and Sublessee hereby takes and hires from Sublessor the Spaces, subject to the provisions hereinafter set forth.

            2.    Term.  The initial term of this Sublease (the "Initial
                  ----
Term") shall commence on the Effective Date, and shall expire, with respect to each particular Space listed on Exhibit A, at midnight on the day prior
                                   ---------
to the expiration date of the current term of the Master Lease, unless such Master Lease is earlier terminated.

            This Sublease may be terminated with respect to one or more Spaces at any time by 90 days advance written notice by the Sublessee to the Sublessor at the address for notices provided herein. Upon expiration of the Initial Term of this Sublease and any extension or renewal thereof (the "Expiration Date"), Sublessor and Sublessee shall be released from all liabilities and obligations hereunder except as may be expressly provided herein.

            3.    Condition and Use of Spaces.  Sublessee accepts the
                  ---------------------------
Spaces from Sublessor in their present condition and acknowledges that Sublessor shall not be required to make any improvements or alterations to the Spaces. Sublessor represents and warrants that it has asserted no claim of default on the part of any Master Lessor under any Master Lease and that, to the best of its knowledge, no default has occurred and is continuing on the part of any Master Lessor under any Master Lease. Sublessor further represents and warrants that it has received no notice alleging default by it from any Master Lessor and that it has performed all of its obligations to be performed by Sublessor under each Master Lease. Sublessor agrees that as


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between itself and Sublessee, Sublessee shall have the benefit of all claims and warranties inuring to the benefit of Sublessor in respect of the Spaces, if any.

            4.    Rent and Other Charges.  During the Initial Term of this
                  ----------------------
Sublease, Sublessee shall pay rent ("Rent") and all other amounts in accordance with the terms of the Master Leases to Sublessor, at the address for notices provided herein, in lawful money of the United States, in monthly payments in advance on or before the first day of each month, as specified in the Master Leases with respect to each Space listed on Exhibit A.
                                                       ---------

            5.    Surrender of Spaces.  Upon the Expiration Date or earlier
                  -------------------
termination of this Sublease, Sublessee shall (a) surrender the Spaces to Sublessor in good condition and repair, broom-clean, ordinary wear and tear and casualty loss or loss by condemnation excepted and otherwise in the condition required by the Master Lease, and (b) to the extent required of Sublessor or Sublessee under corresponding Master Leases, repair any damage to the Spaces occasioned by the removal of Sublessee's trade fixtures, furnishings, equipment and personal property which Sublessee may remove under the terms of such Master Leases.

            6.    Subordination.  Subject to the provisions of Paragraph 25
                  -------------
hereof, this Sublease is subject and subordinate to each Master Lease and to all matters to which such Master Leases are subject and subordinate.

            7.    Indemnification.  Sublessor shall defend, indemnify and
                  ---------------
hold Sublessee harmless from and against any and all losses, liabilities, claims, causes of action, damages, costs and expenses (including attorneys' fees and expert witnesses' fees) arising or resulting from (i) any intentional or negligent act or omission of Sublessor or Sublessor's officers, agents, employees, contractors, invitees or licensees (collectively "Sublessor's Agents"), occurring or accruing during the term of this Sublease and/or (ii) any breach occurring or accruing on or after the Effective Date by Sublessor or Sublessor's Agents of any term, condition or covenant under this Sublease or any breach of any term, condition or covenant under the Master Leases occurring or accruing during the term of this Sublease, except to the extent incorporated herein as an obligation of Sublessee. In case any action or proceeding is brought against Sublessee by reason of any such claim, Sublessor, upon written notice from Sublessee, shall, at Sublessor's expense, resist or defend such action or proceeding by counsel reasonably approved by Sublessee. Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all losses, liabilities, claims, causes of action, damages, costs and expenses (including attorneys' fees and expert witnesses' fees) arising or resulting from (i) any intentional or negligent act or omission of Sublessee or Sublessee's officers, agents, employees, contractors, invitees or licensees (collectively "Sublessee's Agents"), occurring or accruing during the term of this Sublease, and/or (ii) any breach occurring or accruing on or after the Effective Date by Sublessee or Sublessee's Agents of any term, condition or covenant under this Sublease or under the Master Leases to the extent incorporated herein as applying to Sublessee, and/or (iii) any intentional or negligent act or omission of Sublessee or Sublessee's Agents which constitutes a breach or creates an obligation for reimbursement or indemnification on Sublessor's part to one or more Master Lessors under the terms of the Master Leases. In case any action or proceeding


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is brought against Sublessor by reason of any such claim, Sublessee, upon written notice from Sublessor, shall, at Sublessee's expense, resist or defend such action or proceeding by counsel reasonably approved by Sublessor. The foregoing indemnities in this Paragraph 7 shall survive the expiration, cancellation or termination of this Sublease.

            8.    Insurance.  The Sublessee shall maintain at its expense
                  ---------
throughout the term of this Sublease, insurance against loss or liability in connection with bodily injury, death, property damage or destruction, occurring within the Spaces or arising out of the use thereof by the Sublessee or its agents, employees, officers, invitees, visitors and guests, under one or more policies of general public liability insurance affording Sublessor protection in an amount not less than the amount of such insurance maintained by Sublessor pursuant to the terms of the Master Leases. Each such policy shall (a) name as the insureds thereunder, as their interests may appear, the Sublessor and the Sublessee, (b) by its terms, be cancelable or materially altered only on at least thirty (30) days' prior written notice to Sublessor, and (c) be issued by an insurer of recognized responsibility licensed to issue such policy in the state in which the Spaces are located, and rated at least A by Best's Key Rating Guide for Property Liability or otherwise as may be acceptable to Sublessor. To the extent Master Lessor under the Master Lease may require Sublessee separately to provide any evidence of insurance benefiting or naming Master Lessor as a named or additional insured, Sublessee shall promptly upon request of Sublessor cause such evidence of insurance to be issued and delivered to Master Lessor. Any waiver of subrogation rights provided in the Master Lease shall not apply between the parties hereto. Notwithstanding anything to the contrary contained in this Paragraph 8, Sublessee shall not be required to carry any insurance in excess of the amount of insurance coverage required to be maintained by Sublessor under the Master Leases.

            Sublessee and Sublessor each hereby relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against by either party to the extent of insurance proceeds actually received, which perils occur in, on or about the Spaces or the Master Lease Spaces, whether due to the negligence of Sublessor or Sublessee or their agents, employees, contractors and/or invitees. Sublessee and Sublessor shall give notice to their insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease.

            9.    Other Provisions.  Except for the paragraphs of the
                  ----------------
Master Lease which relate to (i) the payment of rent, (ii) the term of the Lease, (iii) any options to purchase the Master Lease Spaces, renew any Master Lease or expand the Master Lease Spaces, (iv) any rights to assignment and subletting, and (v) personal property or public liability insurance to be carried by Sublessor covering the Master Lease Spaces, and to the extent not otherwise consistent with the agreements and understandings expressed elsewhere in this Sublease or applicable only to the original parties to the Master Leases, the provisions of the Master Leases are hereby incorporated herein by reference on the following understandings:

                  (a) The term "premises" (or other word of similar import) as used therein shall refer to the Spaces.


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                  (b)   The terms "tenant" or "lessee" (or other word of
similar import) as used therein shall refer to Sublessee.

                  (c) The terms "lessor", "landlord" or "owner" (or other word of similar import) as used therein shall refer to Sublessor.

                  (d) Sublessee acknowledges that the applicable Master Lessors and not Sublessor shall be responsible for any work, services, repairs, utilities, common areas, repainting and restoration or the performance of other obligations required of or imposed upon Master Lessor under each Master Lease. Sublessor agrees to deliver to such Master Lessor any request relating to such services if requested to do so by Sublessee, or Sublessee may make such requests directly of such Master Lessor if Sublessee so elects. Sublessee shall perform such maintenance and repairs with respect to the Spaces as required to be performed by Sublessor under applicable Master Leases. To the extent that each Master Lease permits any right of self help, Sublessee may exercise such right of self-help with respect to the corresponding Space.

                  (e) Except as otherwise provided in this Paragraph 9, Sublessor and Sublessee shall perform and comply with the provisions of the Master Leases incorporated herein with respect to the Spaces to be performed by, respectively, the "landlord" and "tenant" (or like words of similar import) thereunder. Accordingly, Sublessee hereby assumes and agrees to perform all of the obligations of the "tenant" under the Master Leases accruing or arising during the term of this Sublease in the manner and within the time required under the Master Leases as if the Spaces were the only space demised under the Master Leases. Sublessee and Sublessor each further covenant that it will neither commit, nor permit to be committed by any third party, any act or omission which would violate any material term or condition of the Master Leases to be performed by it or on its behalf, nor be cause for termination of any Master Lease by a Master Lessor. Sublessee's obligations hereunder are to Sublessor and Sublessee shall have no duties or obligations to any Master Lessors under the Master Leases, except as may otherwise be agreed to between Sublessee and a Master Lessor or as specifically provided in the Master Leases.

                  (f) In the event of a default by a Master Lessor under a Master Lease, Sublessor agrees that Sublessee may at Sublessee's option institute an action for enforcement of Sublessor's rights under such Master Lease in the name, place and stead of Sublessor.

            10.   Sublessee's Sign.  If any Master Lease contains
                  ----------------
limitations on the number of signs that may be placed on the corresponding Master Lease Space, such right shall be allocated between the parties on a proportionate basis with respect to each party's relative square footage of use. Notwithstanding the above, Sublessee's rights to install and maintain a sign on the any Space shall be limited to the provisions of the corresponding
Master Lease and shall otherwise be conditioned upon receipt of prior written consent of the applicable Master Lessor if so required under the terms of the Master Lease.


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

            11.   Assignment and Subletting.  Subject to obtaining any
                  -------------------------
consents required under the Master Leases, Sublessee shall obtain Sublessor's prior written consent to any assignment or subletting, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Sublessee shall not have the right to assign this Sublease or sublet all or any portion of a Space without first obtaining the prior written consent of the applicable Master Lessor where such consent is required under the terms of the Master Lease. No assignment of this Sublease (whether or not Sublessor's consent is required) shall relieve Sublessee of its obligations hereunder.

            Each assignee of this Sublease shall assume all obligations of Sublessee under this Sublease and shall be and remain liable jointly and severally with Sublessee for the payment of Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Sublessee's part to be performed. No assignment shall be binding on Sublessor unless the assignee or Sublessee shall deliver to Sublessor a counterpart of the assignment and an instrument in recordable form that contains a covenant of assumption by the assignee reasonably satisfactory in substance and form to Sublessor, consistent with the requirements of this paragraph, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

            12.   Options to Renew.  Sublessor shall have no obligation,
                  ----------------
and Sublessee shall have no right or power, to exercise any option to renew or extend the term of the Master Lease.

            13.   Notices.  Any notice, demand, consent or approval,
                  -------
request or other communication or document to be provided pursuant to this Sublease shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, or by personal delivery during normal business hours with evidence of delivery requested, with all postage and fees prepaid, to Sublessor or Sublessee, respectively, at the following addresses, or at such other address as such party shall designate by written notice to the other party. Such addresses are:

            SUBLESSOR:

            General American Life Insurance Company
            700 Market Street
            St. Louis, MO  63101
            Attn:  Real Estate Department

            SUBLESSEE:

            General American Investment Management Company
            (at the address of the Space or at such other place as Sublessee may from time to time designate by notice to Sublessor)


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Such notices shall be deemed to have been received and to be effective for all purposes upon receipt or refusal to accept delivery at such address as indicated on the return receipt or other record of delivery.

            14.   No Oral Agreements.  There are no oral agreements or
                  ------------------
understandings between the parties hereto affecting this Sublease. This Sublease cannot be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

            15.   Governing Law.  This Sublease shall be governed and
                  -------------
construed, as to each of the respective Spaces, in accordance with the laws of the state in which each such Space is located.

            16.   Incorporation of Exhibit(s).  The Exhibit(s) attached
                  ---------------------------
hereto is (are) incorporated herein by this reference.

            17.   Consent.  When consent or approval of either Sublessor or
                  -------
Sublessee is required by any provision of this Sublease or of the Master Lease to the extent incorporated herein, such consent or approval shall not be unreasonably withheld or delayed (unless otherwise expressly provided in this Sublease or in the Master Leases as incorporated herein). Neither Sublessor nor Sublessee shall take or omit to take any action requiring a Master Lessor's consent under a Master Lease without first obtaining such consent in accordance with the terms of the Master Lease. Upon request of Sublessee, Sublessor will request a Master Lessor's consent to any action or omission of Sublessee for which such consent is required.

            18.   Parties Not Relieved of Liability.  No assignment of this
                  ---------------------------------
Sublease or subletting of the Spaces, in whole or in part, as provided in this Sublease, shall relieve either Sublessor or Sublessee of its obligations under this Sublease.

            19.   Severability.  If any provision of this Sublease is
                  ------------
determined to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of Sublessor and Sublessee to the extent possible. In any event, the remaining provisions shall be deemed valid and enforceable to the maximum extent possible.

            20.   Notice of Default.  Sublessor and Sublessee shall,
                  -----------------
respectively, promptly give written notice to the other of any notice of default they may receive from the Master Lessor under any Master Lease.

            21.   Attorney's Fees.  In the event of any legal action or
                  ---------------
proceeding to enforce the terms of this Sublease, the prevailing party shall be entitled to recover its reasonable attorney's fees, costs and expenses.

            22.   No Third Party Beneficiary.  This Sublease is intended to
                  --------------------------
confer benefits on Sublessee, Sublessor and their respective successors and permitted assigns only, and is not


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intended to result in any rights or benefits to any third party, including without limitation, any Master Lessor. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and any Master Lessor.

            23.   Effectiveness.  This Sublease shall be binding against
                  -------------
Sublessor and Sublessee effective as of the Effective Date hereof. Sublessor agrees to seek the consent of the Master Lessors to this Sublease were required to do so by the terms of particular Master Leases. In the event that subsequent to the Effective Date Sublessor delivers written notice to Sublessee that Sublessor has been unable to obtain the consent of one or more Master Lessors to this Sublease, this Sublease shall be null and void as to the corresponding Spaces, and neither party shall have any obligation to the other hereunder with respect to such Spaces, except that Sublessee shall vacate and surrender such Spaces to Sublessor in the same condition delivered to Sublessee, ordinary wear and tear excepted. Notwithstanding the foregoing, Sublessor shall permit Sublessee to negotiate with any Master Lessor regarding any changes to the form of consent agreement required by such Master Lessor, provided such provisions do not modify or impair any rights or duties of Sublessor under the applicable Master Lease or this Sublease.

            The effectiveness of this Sublease shall be further conditioned, at Sublessee's option, on Sublessee's receipt from each Master Lessor, concurrently with such Master Lessor's consent to this Sublease, of (i) an estoppel letter verifying that the Lease provided separately by Sublessor to Sublessee and identified by Sublessor as the Master Lease in effect with respect to such Master Lessor is a true and complete copy of the applicable Master Lease, and that no default has occurred and is continuing on the part of Sublessor thereunder.

            IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

            SUBLESSOR:

            GENERAL AMERICAN LIFE INSURANCE COMPANY

            By: /s/ Matthew P. McCauley
                ----------------------------------------------
            Name: Matthew P. McCauley
                  --------------------------------------------
            Title: Vice President
                   -------------------------------------------

            SUBLESSEE:

            By: /s/ Leonard M. Rubenstein
                ----------------------------------------------
            Name: Leonard M. Rubenstein
                  --------------------------------------------
            Title: Chief Executive Officer
                   -------------------------------------------


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                               EXHIBIT A

                            SPACE LOCATIONS


ADDRESS
-------

315 E Robinson Street
Orlando, Florida, Suite 275

5400 LBJ Freeway
Dallas, Texas, Suite 945

3000 Executive Parkway, Building Q
San Ramon, California, Suite 212

3295 River Exchange Drive
Norcross, Georgia, Suite 185

300 Park Boulevard
Itasca, Illinois, Suite 290


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